UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 450-9009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 19, 2006 and July 24, 2006, BakBone Software Incorporated (the “Company”) entered into Change in Control Letter Agreements (the “Agreements”) with Todd Knapp, Corporate Controller, and Daizo Okoshi, Vice President and General Manager of Japan. The Agreements define the additional employment benefits to be provided to Mr. Knapp and Mr. Okoshi in the event of a Change in Control, defined by the Agreements as one or more of the following events, whether in a single transaction or a series of related transactions: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (iii) any transaction as a result of which any person or related group of persons becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities, other than as a result of the new issuance of securities by the Company in any transaction or series of related transactions determined by the Board of Directors to be for the primary purpose of raising capital; or (iv) a liquidation or dissolution of the Company.

The additional benefits defined by the Agreements shall be provided by the Company subsequent to a Change in Control event if, within twelve months following the consummation of the Change in Control, the employment of Mr. Knapp or Mr. Okoshi is terminated by the Company without cause, as defined by the Agreements, or voluntarily by Mr. Knapp or Mr. Okoshi for good reason, as defined by the Agreements. The additional benefits consist of: (i) severance payment in the amount equal to a specified period, as defined in the individual Agreements, of base salary in effect as of the termination date; (ii) continuation of health care benefits for a specified period, as defined in the individual Agreements, following the termination date; and (iii) acceleration of stock option vesting to fully vested status for any unvested stock option awards as of the date of termination.

The Agreements are filed with this current report as Exhibits 10.1 and 10.2.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Change in Control Letter Agreement between the Company and Todd Knapp, Corporate Controller, dated July 13, 2006.
10.2	Change in Control Letter Agreement between the Company and Daizo Okoshi, Vice President and General Manager of Japan, dated July 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED (Registrant)

Date: July 25, 2006	By:	/s/ James R. Johnson
James R. Johnson
Chief Executive Officer

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